EXHIBIT 4.5

THE UNDERWRITER'S OPTION REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE UNDERWRITER'S OPTIONS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE UNDERWRITER'S PURCHASE OPTION AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:30 P.M., NEW YORK TIME, FEBRUARY __, 2002

                         No. U.0.1 Underwriter's Options

                        UNDERWRITER'S OPTION CERTIFICATE

         This Underwriter's Option Certificate certifies that _______________ ______________________ or registered assigns, is the registered holder of
________ Underwriter's Options to purchase initially, at any time from February
__, 1998 until 5:30 p.m. New York time on January __, 2002 ("Expiration Date"), up to ________ Shares of Common Stock at a price of $_____ per share and ________ Stock Purchase Warrants at a price of $________ per Warrant of Advanced Electronic Support Products, Inc., a Florida corporation (the "Company"), at an aggregate initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $_______ upon surrender of this Underwriter's Option Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Purchase Option Agreement dated as of ___________, 199__ between the Company and Argent Securities, Inc. (the "Underwriter's Purchase Option Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

         No Underwriter's Option may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Underwriter's Options evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Underwriter's Options evidenced by this Underwriter's Option Certificate are part of a duly authorized issue of warrants pursuant to the Underwriter's Purchase Option Agreement, which Underwriter's Purchase Option Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Underwriter's Options.

         The Underwriter's Purchase Option Agreement provides that upon the occurrence of certain events the exercise prices and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Underwriter's Option Certificate evidencing the adjustment in the exercise price and the number and/or type of securities issuable upon the exercise of the Underwriter's Options; provided, however, that the failure of the Company to issue such new Underwriter's Option Certificates shall not in any way change, alter or otherwise impair, the rights of the holder as set forth in the Underwriters Purchase Option Agreement.

         Upon due presentment for registration of transfer of this Underwriter's Option Certificate at an office or agency of the Company, a new Underwriter's Option Certificate or Underwriter's Option Certificates of like tenor and evidencing in the aggregate a like number of Underwriter's Options shall be issued to the transferees in exchange for this Underwriter's Option Certificate, subject to the limitations provided herein and in the Underwriter's Purchase Option Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Underwriter's Options evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Underwriter's Option Certificate representing such numbered unexercised Underwriter's Options.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Underwriter's Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Underwriter's Option Certificate which are defined in the Underwriter's Warrant Agreement shall have the meanings assigned to them in the Underwriter's Purchase Option Agreement.

         IN WITNESS WHEREOF, the Company has caused this Underwriter's Option Certificate to be duly executed under its corporate seal.

Dated as of _________________, 1997

                                               ADVANCED ELECTRONIC SUPPORT
                                               PRODUCTS, INC.

[SEAL]                                         By:______________________________
                                                      Name:    _________________
Attest:                                               Title:   _________________

_______________________________
Secretary

                         [FORM OF ELECTION TO PURCHASE]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Underwriter's Option Certificate, to purchase _________ Shares and Warrants and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Advanced Electronic Support Products, Inc. in the amount of $___________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of __________________________________________ whose address is ____________________
________________________________________________________________________________
and that such Certificate be delivered to ______________________________________
whose address is ______________________________________________________________.

Dated:__________________

                                   _________________________________
                                   Signature

                                   (Signature must conform in
                                   all respects to name of
                                   holder as specified on the
                                   face of the Underwriter's
                                   Option Certificate.)

                                   __________________________________
                                   Insert Social Security or
                                   Other Identifying Number of Holder)

THE UNDERWRITER'S OPTION REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE UNDERWRITER'S OPTIONS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE UNDERWRITER'S PURCHASE OPTION AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                   5:30 P.M., NEW YORK TIME, FEBRUARY __, 2002

                         No. U.0.1 Underwriter's Options

                        UNDERWRITER'S OPTION CERTIFICATE

         This Underwriter's Option Certificate certifies that Corporate Securities Group, Inc. or registered assigns, is the registered holder of ________ Underwriter's Options to purchase initially, at any time from February
__, 1998 until 5:30 p.m. New York time on January __, 2002 ("Expiration Date"), up to ________ Shares of Common Stock at a price of $_____ per share and ________ Stock Purchase Warrants at a price of $________ per Warrant of Advanced Electronic Support Products, Inc., a Florida corporation (the "Company"), at an aggregate initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $_______ upon surrender of this Underwriter's Option Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Purchase Option Agreement dated as of ___________, 199__ between the Company and Argent Securities, Inc. (the "Underwriter's Purchase Option Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company.

         No Underwriter's Option may be exercised after 5:30 p.m., New York time, on the Expiration Date, at which time all Underwriter's Options evidenced hereby, unless exercised prior thereto, shall thereafter be void.

         The Underwriter's Options evidenced by this Underwriter's Option Certificate are part of a duly authorized issue of warrants pursuant to the Underwriter's Purchase Option Agreement, which Underwriter's Purchase Option Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Underwriter's Options.

         The Underwriter's Purchase Option Agreement provides that upon the occurrence of certain events the exercise prices and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Underwriter's Option Certificate evidencing the adjustment in the exercise price and the number and/or type of securities issuable upon the exercise of the Underwriter's Options; provided, however, that the failure of the Company to issue such new Underwriter's Option Certificates shall not in any way change, alter or otherwise impair, the rights of the holder as set forth in the Underwriters Purchase Option Agreement.

         Upon due presentment for registration of transfer of this Underwriter's Option Certificate at an office or agency of the Company, a new Underwriter's Option Certificate or Underwriter's Option Certificates of like tenor and evidencing in the aggregate a like number of Underwriter's Options shall be issued to the transferees in exchange for this Underwriter's Option Certificate, subject to the limitations provided herein and in the Underwriter's Purchase Option Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Underwriter's Options evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Underwriter's Option Certificate representing such numbered unexercised Underwriter's Options.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Underwriter's Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         All terms used in this Underwriter's Option Certificate which are defined in the Underwriter's Warrant Agreement shall have the meanings assigned to them in the Underwriter's Purchase Option Agreement.

         IN WITNESS WHEREOF, the Company has caused this Underwriter's Option Certificate to be duly executed under its corporate seal.

Dated as of _________________, 1997

                                               ADVANCED ELECTRONIC SUPPORT
                                               PRODUCTS, INC.

[SEAL]                                         By:______________________________
                                                      Name:    _________________
Attest:                                               Title:   _________________

_______________________________
Secretary

                         [FORM OF ELECTION TO PURCHASE]

         The undersigned hereby irrevocably elects to exercise the right, represented by this Underwriter's Option Certificate, to purchase _________ Shares and Warrants and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Advanced Electronic Support Products, Inc. in the amount of $___________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of __________________________________________ whose address is ____________________
________________________________________________________________________________
and that such Certificate be delivered to ______________________________________
whose address is ______________________________________________________________.

Dated:__________________

                                   _________________________________
                                   Signature

                                   (Signature must conform in
                                   all respects to name of
                                   holder as specified on the
                                   face of the Underwriter's
                                   Option Certificate.)

                                   __________________________________
                                   Insert Social Security or
                                   Other Identifying Number of Holder)

                                       -3-